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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

Subsidiary                                          State of Organization or Incorporation
----------                                          --------------------------------------
Alldata Corporation                                 Delaware
AutoZone Development Corporation                    Nevada
AutoZone Marketing Company                          Nevada
AutoZone Properties, Inc.                           Nevada
AutoZoners, Inc.                                    Nevada
AutoZone Stores, Inc.                               Nevada
AutoZone Texas, L.P.                                Delaware